FORM 8-K

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Date of Report (date of earliest event reported) December 30, 2010

Commission File No. 0-29373

Seychelle Environmental Technologies, Inc.
(Exact Name of registrant as specified in its charter)

Nevada	33-6159915
(State or other jurisdiction	(IRS Employer File Number)
of incorporation)

32963 Calle Perfecto
San Juan Capistrano, California	92675
(Address of principal executive offices)	(zip code)

(949) 234-1999
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

 References in this document to "us," "we," “Seychelle” or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our wholly-owned subsidiary, Seychelle Water Technologies, Inc., also a Nevada corporation.

Item 3.02  Unregistered Sales of Equity Securities

We have granted warrants for services rendered. These warrants are granted for the period of December 15, 2010 through December 15, 2020 and fully vest on December 15, 2015.  A total of 20% shall vest and become exercisable on the first anniversary date of the Warrant ("Vesting Commencement Date") and an additional 20% shall vest and become exercisable on each succeeding anniversary date of the Vesting Commencement Date until all Warrant Stock subject to this vesting requirement has become vested.

The warrants are redeemable in an equal number of shares of restricted common stock, at a price of $0.21 per share, to the following entities:

Name	Number of Stock Warrants

Alexis Funk	30,000

Carrie Garcia	30,000

TAM Irrevocable Trust	4,857,221

Parsons Family Trust	2,000,000

The Place Trust	1,550,000

In issuing these warrants, we relied upon an exemption from the Securities Act of 1933 under Section 4(2) and  analogous state exemptions.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed herewith:

Exhibit	Description

4.1	Form of Warrant, December 15, 2010.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: December 30, 2010	By:	/s/ Carl Palmer
Carl Palmer
President